Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of FirstSun Capital Bancorp, par value $0.0001 per share, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 30, 2025.

LIGHTYEAR FUND III, L.P. By: Lightyear Fund III GP, L.P., its general partner By: Lightyear Fund III GP Holdings, LLC, its general partner

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LIGHTYEAR CO-INVEST PARTNERSHIP III, L.P. By: Lightyear Fund III GP Holdings, LLC, its general partner

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LIGHTYEAR FUND III GP, L.P. By: Lightyear Fund III GP Holdings, LLC, its general partner

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LIGHTYEAR FUND III GP HOLDINGS, LLC

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LY HOLDINGS, LLC

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LIGHTYEAR CAPITAL III, LLC

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Vice President

LIGHTYEAR CAPITAL LLC

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Managing Director

LIGHTYEAR CAPITAL MANAGEMENT LP By: Lightyear Capital GP LLC, its general partner

By:	/s/ Daniel Stencel
Name:	Daniel Stencel
Title:	Authorized Signatory

LIGHTYEAR CAPITAL GP LLC

By:	/s/ Daniel Stencel
Name:	Daniel Stencel
Title:	Authorized Signatory

MARK F. VASSALLO, an individual

By:	/s/ Lori Forlano
Name:	Lori Forlano
Title:	Attorney-in-Fact